Exhibit 99.2

SELECTED FINANCIAL DATA. -	Presentation of Part II, Item 6 Selected Financial Data, included in the Company’s Form 10-K for the fiscal year ended September 30, 2005 to reflect the Company’s test business segment as a discontinued operation.

The following selected consolidated financial data should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in Exhibits 99.3, and 99.4 or in annual reports filed previously by us in respect of the fiscal years identified in the column headings of the tables below.

	(in thousands, except per share amounts) Fiscal Year Ended September 30,
	2001	2002	2003	2004	2005
Statement of Operations Data:
Net Sales:
Equipment	$249,952	$169,469	$198,447	$361,244	$201,608
Packaging materials	151,540	157,398	174,606	234,690	273,934

Total net sales	401,492	326,867	373,053	595,934	475,542
Cost of goods sold:
Equipment	166,359	142,965	129,092	208,616	115,558
Packaging materials	110,570	118,094	132,779	182,593	223,903

Total cost of goods sold (1)	276,929	261,059	261,871	391,209	339,461
Operating expenses:
Equipment	134,619	141,204	85,609	76,159	65,606
Packaging materials	39,916	53,827	31,896	26,399	30,724

Total operating expenses (1)	174,535	195,031	117,505	102,558	96,330

Income (loss) from operations:
Equipment	(51,026)	(114,700)	(16,254)	76,469	20,444
Packaging materials	1,054	(14,523)	9,931	25,698	19,307

Income (loss) from operations (1)	(49,972)	(129,223)	(6,323)	102,167	39,751

Interest income (expense), net	(5,606)	(14,941)	(16,491)	(9,357)	(1,578)
Charge on early extinguishment of debt	—	—	—	(10,510)	—
Other income and minority interest	8,016	2,010	—	—	—

Income (loss) from continuing operations before taxes and cumulative effect of change in accounting principle	(47,562)	(142,154)	(22,814)	82,300	38,173
Provision (benefit) for income taxes from continuing operations (2)	(17,187)	31,719	8,001	7,583	4,836

Income (loss) from continuing operations	(30,375)	(173,873)	(30,815)	74,717	33,337
Loss from discontinued operations, net of tax (2)(3)	(26,713)	(100,242)	(45,874)	(18,837)	(137,419)
Cumulative effect of change in accounting principle, net of tax (8)	(8,163)	—	—	—	—

Net income (loss)	(65,251)	(274,115)	(76,689)	55,880	(104,082)
Addback: Goodwill amortization, net of tax (7)	9,587	—	—	—	—

Pro forma net income (loss) (7)	$(55,664)	$(274,115)	$(76,689)	$55,880	$(104,082)

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	(in thousands, except per share amounts) Fiscal Year Ended September 30,
	2001	2002	2003	2004	2005
Per Share Data:

Income (loss) from continuing operations (4)
Basic	$(0.62)	$(3.53)	$(0.62)	$1.47	$0.65
Diluted	$(0.62)	$(3.53)	$(0.62)	$1.17	$0.52

Discontinued operations, net of tax per share: (4)
Basic	$(0.55)	$(2.04)	$(0.92)	$(0.37)	$(2.67)
Diluted	$(0.55)	$(2.04)	$(0.92)	$(0.28)	$(2.03)

Cumulative effect of change in accounting principle, net of tax per share: (8)
Basic	$(0.17)	$—	$—	$—	$—
Diluted	$(0.17)	$—	$—	$—	$—

Net income (loss) per share: (4)
Basic	$(1.34)	$(5.57)	$(1.54)	$1.10	$(2.02)
Diluted	$(1.34)	$(5.57)	$(1.54)	$0.89	$(1.51)

Goodwill amortization, net of tax per share: (4) (7)
Basic	$0.20
Diluted	$0.20

Pro forma net income (loss) per share: (4) (7)
Basic	$(1.14)
Diluted	$(1.14)

Shares used in per common share calculations: (4)
Basic	48,877	49,217	49,695	50,746	51,619
Diluted	48,877	49,217	49,695	68,582	67,662

Balance Sheet Data:
Cash, cash equivalents and short-term investments	$202,928	$111,300	$73,051	$95,766	$95,369
Working capital	265,355	159,813	125,829	175,953	186,049
Total assets	777,426	538,682	442,861	476,958	386,496
Long-term debt (5) (6)	300,000	300,000	300,000	270,000	270,000
Shareholders’ equity (deficit)	338,547	69,323	97	67,020	(31,748)

(1)	During fiscal 2005, we recorded the following charges as operating expenses in continuing operations: severance charges of $0.9 million; China start-up costs of $1.2 million; and inventory write downs of $981 thousand. We also recorded a gain on the sale of assets of $1.7 million within fiscal 2005 operating expenses.

During fiscal 2004, we recorded the following charges as operating expenses in continuing operations: severance charges of $1.9 million; China start-up costs of $0.1 million; inventory write-downs of $0.4 million; and a reversal of prior year resizing charges of $0.1 million. We also recorded a gain on the sale of assets of $0.9 million within fiscal 2004 operating expenses.

During fiscal 2003, we recorded the following charges as operating expenses in continuing operations: loss on sale of product lines of $5.3 million and asset impairment of $0.5 million which resulted from the write-down of assets that were sold and assets that became obsolete, $3.1 million of severance associated with workforce reductions; and charges for inventory write-downs of $1.7 million (to costs of goods sold).

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During fiscal 2002, we recorded the following charges as operating expenses: goodwill impairment of $2.3 million associated with our hub blade business unit; asset impairment of $30.3 million primarily due to the cancellation of a company-wide integrated information system, the closure of our high density interconnect substrate business and the write-off of development and license costs of certain engineering and manufacturing software; $14.1 million of resizing charges comprised primarily of severance and contractual commitments associated with reductions in workforce in our continuing businesses. In fiscal 2002, we also recorded charges for inventory write-downs of $9.2 million (to costs of goods sold).

During fiscal 2001, we recorded charges of $16.3 million (to costs of goods sold) for inventory write-downs, $3.9 million for severance and other related charges associated with a resizing of our workforce, $0.8 million for asset impairment charges, and non-recurring other income of $8.0 million as the result of an insurance settlement.

(2)	In fiscal 2005, we recorded $15.0 million of valuation allowance associated with our U.S. net operating loss carryforward deferred tax asset. In fiscal 2004, we reversed $11.2 million of valuation allowance associated with our U.S. net operating loss carryforward deferred tax asset. In fiscal 2003, we recorded a valuation allowance against our deferred tax asset consisting primarily of U.S. net operating loss carryforwards of $12.1 million. In fiscal 2002 we recorded a valuation allowance against our deferred tax asset consisting primarily of U.S. net operating loss carryforwards of $65.3 million and a charge of $25.0 million to provide for tax expense on repatriation of certain foreign earnings.

(3)	Reflects the operations of the Company’s former flip chip business unit and Test division which were sold in February 2004 and April 2006, respectively.

(4)	For fiscal years 2001, 2002, and 2003, only the common shares outstanding have been used to calculate both the basic earnings per common share and diluted earnings per common share because the inclusion of potential common shares would be anti-dilutive due to the net losses from continuing operations reported in those years. The after-tax interest expense recognized in fiscal 2004 and 2005 associated with our convertible subordinated notes that was added back to net income in order to compute diluted net income per share was $5.2 million and $1.7 million, respectively.

(5)	Does not include letters of credit.

(6)	In June 2004, we issued $65.0 million in principal amount of 1% Convertible Subordinated Notes due 2010 and in December 2003, we issued $205.0 million in principal amount of 0.5% Convertible Subordinated Notes due 2008. In August 2001, we issued $125.0 million in principal amount of 5 1/4% Convertible Subordinated Notes due 2006, which we redeemed in their entirety in August 2004. In December 1999, we issued $175.0 million in principal amount of 4.75% Convertible Subordinated Notes due 2006, which we redeemed in their entirety in December 2003.

(7)	Reflects pro-forma results as if the adoption of SFAS 142 Goodwill and Intangible Assets had occurred at October 1, 2000, $1.8 million of which related to continuing operations and $7.7 million related to discontinued operations. The adjustment reflects an add-back of the amortization expense related to goodwill, net of tax, which would not have occurred under the provisions of the standard. As part of the adoption of SFAS 142, there were no indefinite lived intangibles identified, and there was no change to the estimated useful lives of existing intangible assets.

(8)	In fiscal 2001, we adopted SAB 101, resulting in a cumulative effect of an accounting change charge of $8.2 million, net of tax.

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